Exhibit 10.1

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of April 10, 2017, among KERYX BIOPHARMACEUTICALS, INC., a Delaware corporation (the “Company”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as Trustee under the Indenture referred to below (in such capacity, the “Trustee”), and the Holder signatory hereto.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 15, 2015, providing for the issuance of Zero Coupon Convertible Senior Notes due 2020 (the “Securities”);

WHEREAS, Section 10.02 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture to amend the Indenture with the consent of each Holder of the Securities then outstanding;

WHEREAS, in connection with the execution and delivery of this First Supplemental Indenture, the Trustee has received a Secretary’s Certificate certifying resolutions adopted by the Board of Directors of the Company, an Officers’ Certificate and an Opinion of Counsel as required by Sections 10.02, 10.06 and 11.04 of the Indenture;

WHEREAS, as of the date hereof, the aggregate principal amount of the Securities outstanding is U.S.$125,000,000;

WHEREAS, the sole Holder of the entire aggregate principal amount of the Securities is consenting as a signatory to this First Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and has satisfied all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this First Supplemental Indenture mutually covenant and agree for the benefit of the Holders of the Securities as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS TO THE INDENTURE.

(i)	Section 1.01 of the Indenture is hereby amended and supplemented by amending and restating in full the following definitions in the appropriate alphabetical order:

“Cash Conversion Cap” is equal to (A) prior to the Shareholder Approval Deadline, zero, and (B) from and after the Shareholder Approval Deadline or at any time upon a conversion in accordance with Section 4.01(b), (i) if Shareholder Approval has not been obtained, $125,000,000 and (ii) if Shareholder Approval has been obtained, zero.

“Observation Period” with respect to any Security surrendered for conversion means the 5 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such Conversion Date.

“Share Conversion Cap” is equal to (A) if Shareholder Approval has not been obtained, zero and (B) if Shareholder Approval has been obtained, $125,000,000.

“Shareholder Approval Deadline” means June 8, 2017.

(iii)	Section 4.01(a) of the Indenture is hereby amended and restated in full to read as follows:

Section 4.01. Conversion Rights. (a) Subject to and upon compliance with the provisions of this Article 4, on and after the Shareholder Approval Deadline or at any time in accordance with Section 4.01(b), each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security at an initial conversion rate of 267.3797 shares of Common Stock (subject to adjustment as provided in Section 4.05, the “Conversion Rate”) per $1,000 principal amount of Securities (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(iv)	Section 4.02(a) of the Indenture is hereby amended and restated in full to read as follows:

Section 4.02. Settlement Upon Conversion; Conversion Procedures. (a) Subject to this Section 4.02 and Section 4.07, upon conversion of any Security, the converting holder may convert up to an aggregate principal amount of its Securities equal to its Pro Rata Portion of the Share Conversion Cap and the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, a number of shares of Common Stock equal to the Conversion Rate, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (i) of this Section 4.02 (any settlement of a conversion of Securities pursuant to this sentence shall be deemed to be a “Physical Settlement” for purposes of this Indenture and the Securities, unless the context shall otherwise require). Subject to this Section 4.02 and Section 4.07, the converting holder may also convert up to an aggregate principal amount of its Securities equal to its Pro Rata Portion of the Cash Conversion Cap and the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, an amount of cash equal to the Settlement Amount, as set forth in this Section 4.02 (any settlement of a conversion of Securities pursuant to this sentence shall be deemed to be a “Cash Settlement” for purposes of this Indenture and the Securities, unless the context shall otherwise require). If the Company receives Shareholder Approval on any day, it shall so notify Holders, the Trustee and the Conversion Agent prior to the close of business on the fourth Business Day following such day; provided that such notice requirement shall be satisfied if the Company discloses such Shareholder Approval on a Current Report on Form 8-K filed by the Company prior to the fourth Business Day following the day of such Shareholder Approval and also provides a copy of such filing to the Trustee and the Conversion Agent.

(i) If the Company is required to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 5 consecutive Trading Days during the related Observation Period (the “Settlement Amount”).

(ii) The Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Conversion Values, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Conversion Values and the amount of cash payable in lieu of fractional shares of Common Stock.

2

3. CONSENT OF HOLDERS. Pursuant to Section 10.02 of the Indenture, the undersigned Holder, which is the sole Holder of the Securities outstanding as of the date hereof, hereby consents to this First Supplemental Indenture, including Section 2 hereto.

4. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5. COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy (which may be provided via facsimile or other electronic transmission) shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. RATIFICATION OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed in their respective names by their respective duly authorized signatories, all as of the date first above written.

KERYX BIOPHARMACEUTICALS, INC.

By:	/s/ Gregory P. Madison
	Name:	Gregory P. Madison
	Title:	CEO & President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

BAUPOST GROUP SECURITIES, L.L.C., as the sole Holder

By:	/s/ Gregory A. Ciongoli
	Name:	Gregory A. Ciongoli
	Title:	Partner

Address:

Baupost Group Securities, L.L.C. c/o The Baupost Group, L.L.C.
10 St. James Avenue, Suite 1700
Boston, MA 02116
Attn: Gregory A. Ciongoli, Michael Sperling, Frederick H. Fogel and John F. Harvey

Principal Amount: $125,000,000